                                                           FOR IMMEDIATE RELEASE

              ESSENTIAL INNOVATIONS SIGNS LETTER OF COMMITMENT FOR
                  CHINA JOINT VENTURES AND THE "CIPEA" PROJECT

BELLINGHAM, WA - (August 1, 2006) - Essential Innovations Technology Corp.
(OTCBB: ESIV) has been selected as the exclusive provider of Geoexchange technology design, engineering and equipment supply to the CIPEA (China
International Practical Exhibition of Architecture) Project, in Nanjing, China.
The Company recently signed a letter of commitment to form two joint-venture companies in China to direct the CIPEA Project.

"Working together with our Chinese partner, as well as Ekistics Town Planning, allows us to further the use of Geoexchange in the Chinese marketplace," said
Jason McDiarmid, President and CEO of Essential Innovations. "By extending the manufacturing of our Geoexchange technology to China, we expect to become even more competitive in both the international and domestic markets, and we plan to subsequently aggressively pursue additional distribution channels throughout the
United States."

Under the terms of this joint-venture agreement, ESIV will partner with the developer and owner of the CIPEA project in Nanjing, along with EKISTICS, a multi-disciplinary consulting firm specializing in land development master planning and design. ESIV and its partners will structure and launch one of the companies for manufacturing and the other for sales, engineering, installation and distribution. The CIPEA Project will consist of a Modern Art and
Architecture Museum and Exhibition Hall designed by architect Steven Hall, Time magazine's "America's Best Architect" in 2001; a conference center designed by
Arata Isosoki, one of the most famous architects in Asia; a hotel complex and a large recreation center; as well as 20 unique single-family homes. The site-wide architectural design was developed by a group of 24 of the world's best-known architects from 16 different countries.

EKISTICS President Paul Rosenau, who was instrumental in formulating the basis for the joint-venture partnership, said: "Geothermal energy has the potential to become one of the primary solutions to China's current energy crisis. The partnership between ESIV and the CIPEA offers an opportunity to show off the design talents of some of the world's most renowned architects, as well as showcase Geoexchange technology as one of the most innovative and efficient energy-producing systems. The CIPEA project is expected to attract more than two-million visitors in its opening year. It is hard to imagine a better way of introducing Geoexchange technology to land developers and government officials in China, as well as worldwide."

The structure of the letter of commitment calls for the parties to have the final legal contracts put together for the joint ventures within 30 days of the execution date.

About EKISTICS Planning Inc.

The EKISTICS group of companies provides professional expertise in the fields of town planning, architecture, urban design, resort planning and landscape architecture and is currently undertaking master plans for large scaled residential and resort developments in 13 major cities in China. EKISTICS is actively promoting the use of Geoexchange technology on all of their projects both here in North America as well as in China. EKISTICS recently completed the master plan for the Athletes Village in Whistler for the 2010 Olympic Winter
Games. Additional information may be found at www.ekistics.ca.

About Essential Innovations Technology Corp.

Essential Innovations is a Geoexchange Energy Service Company that utilizes proprietary turnkey Geoexchange systems and solutions to deliver heating, cooling and dehumidification, as well as domestic hot water to residential, commercial and institutional applications. The Company's unique "one-stop-shop"
approach to Geoexchange technology applications incorporates all the requisite pockets of technological expertise required for "best-practices" design and implementation in one integrated package.

Essential Innovations currently has operations in the United States, Canada and
Hong Kong; exclusive distributors in Canada and Mexico; and exclusive and non-exclusive sales agents in Mexico, Hungary, China and Alaska. Additional information may be found at www.eitechcorp.com and www.earthsource.ca

Contacts:

Essential Innovations Technology Corp.   The Investor Relations Group
Jason McDiarmid                          Investor Relations: Katrine Winther-Olesen
Chief Executive Officer                  Media Contact: Bill Douglass
Phone: 360-392-3902                      Phone: 212-825-3210

FORWARD-LOOKING STATEMENTS: This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States
Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Investors are cautioned that such forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, statements that do not describe historical facts and statements that include the word "believes," "anticipates,"
"expects," "plans," "intends," "designs," "projects" or similar language, as well as statements regarding consumer or marketplace acceptance of the Company's new or existing products; comments concerning marketing and consumer acceptance of proprietary products; the potential benefits of Essential Innovations'
products; initiatives undertaken by the Essential Innovations' divisions; the
Company's research, manufacturing and facilities expansion programs; and the
Company's growth, revenue, or projected earnings; all such statements which may or may not occur in the future. These forward-looking statements are made as of the date of this news release, and Essential Innovations Technology Corp.
assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our periodic reports filed from time to time with the Securities and Exchange
Commission.